CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

     THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 13th day of June, 1997, by and among CHAMPION ENTERPRISES INC., a Michigan corporation (the "Company") and Philip C. Surles ("Employee").

                       W I T N E S S E T H

     WHEREAS, the Company has employed Employee as its Chief Operating Officer and in that connection agreed to grant Employee certain rights to acquire stock of Company, subject to requirements of confidentiality and noncompetition; and

     WHEREAS, the Company has executed and delivered to Employee for his acceptance and signature a Stock Option Agreement (the "Option Agreement") granting Employee certain rights to acquire common stock of the Company; and

     WHEREAS, the parties wish to enter into this Agreement at the same time and in connection with the granting and execution of the Option Agreement; and

     WHEREAS, the Company and Employee agree that the business of the Company would be greatly reduced in value unless Employee is restricted from competing with the Company, or any affiliate of the Champion (the "Champion Companies") as provided herein; and

     WHEREAS, it is an express condition precedent to the Company's obligations under the Option Agreement that Employee execute and deliver this Agreement, and Employee is executing and delivering this Agreement in satisfaction of such condition.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:



1. Nondisclosure. Except with the prior written consent of the Company in each instance, Employee shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the term of this Agreement, any confidential information relating to the business or assets of the Company, or any of the Champion Companies. Such confidential information shall include, but shall not be limited to, information relating to (i) operations, services, know-how, trade secrets, dealer, distributor and customer lists, pricing policies, operational methods, market plans, product development plans, acquisition plans, design and design projects, inventions and research projects and all other plans of the Company, or any of the Champion Companies, and (ii) the business, operations, personnel, activities, financial affairs, and other information relating to the Company or any of the Champion Companies and their dealers, distributors, customers, suppliers and employees.


2. Noncompetition Provision. In recognition of the highly competitive nature of the Company's business, Employee agrees that (i) as long as Employee is an employee or officer of the Company and (ii) for two years after Employee's termination of employment with the Company (unless Employee's employment is terminated by the Company without cause, in which case this
Section 2 shall not apply to competitive action occurring after the termination of Employee's employment);

     (a) Employee will not, directly or indirectly (other than on behalf of the Company), as owner, partner, joint venturer, employee, broker, agent, principal, trustee, corporate officer, licensor, consultant or in any capacity whatsoever, engage in, become financially interested in, or have any connection with, any business located in the United States engaged in the production and marketing of manufactured homes and buses (other than on behalf of the Company). Employee agrees not to supply competing products or provide competing services to any customer with whom the Company has done any business during his employment with the Company, whether as an officer, director, proprietor, employee, partner, or investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded Company), consultant, advisor, agent or sales representative.

     (b) Employee agrees not to directly or indirectly induce employees of the Company to engage in any activity hereby prohibited to Employee or to terminate their employment with the Company.

     (c) If any one of more of the terms contained in this Section 2 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality and or unenforceable, such invalidity, illegality and unenforceability shall not affect any other term therein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms of this Section 2 or any other Section of this Agreement, or Employee's obligations under any other agreements with the Company. Alternatively, if any one of more of the terms contained in the Section 2 shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that therm shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

     (d) Employee acknowledges that the Company's and its subsidiaries' trade secrets, private or secret processes as they exist from time to time and information concerning products, research and development data, market studies and forecasts, editorial redesign information, editorial source identification and compensation information, technical information, procurement and sales activities and procedures, promotion and pricing techniques, marketing arrangements and plans, business plans, the substance of agreements with customers or other, service and training programs and arrangements, customer lists and credit and financial data concerning customers (the "Proprietary Information") are valuable, special and unique assets of the Company and its subsidiaries, access to and knowledge of which will have been gained by virtue of Employee's position and involvement with the Company. In light of the highly competitive nature of the industry in which the Company conducted its business Employee further agrees that all Proprietary Information obtained by Employee as a result of such position or involvement shall be considered confidential. In recognition of this fact, Employee agrees that he will not disclose any of such Proprietary Information to any person or other entity for any reason or purpose whatsoever, and Employee will not make use of any Proprietary Information for Employee's own purposes of for the benefit of any person or other entity (except the Company) under any circumstances.

     (e) Upon Employee's termination of employment with the Company, Employee will deliver to the Company all records, data and memoranda of every kind and character of the Company and copies thereof which are in Employee's possession or control, and which relate to Employee's employment or to the activities of the Company or its subsidiaries or to any Proprietary Information, including but not limited to customer lists, editorial sources, drawings, prints, manuals, notebooks, reports and correspondence, other than employment related records and documents which Employee is entitled to keep.

     (f) Employee acknowledges and agrees that the Company's remedy at law or through arbitration for a breach of any of the provisions of Section 2 would be inadequate, and in recognition of this fact, in the event of a breach or threatened breach by Employee of any provision of Section 2 of this Agreement, it is agreed that, in addition to any other remedies it may have the Company shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Further, Employee acknowledges that the granting of a temporary injunction, or temporary restraining order would not be an adequate remedy upon breach or threatened breach of Section 2 hereof and consequently agrees upon any such breach or threatened breach that the Company shall be entitled to the granting of injunctive relief prohibiting the sale of products and providing of services of the kind sold or provided by the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other additional remedies available to it for such breach.

3. Survivability; Affiliates. The rights of the Company and the Champion Companies and the obligations of Employee pursuant to Sections 1, 2, and 3 shall survive the expiration of the term of this Agreement.

4. Assignment. The Company and the Champion Companies shall have the right to assign its rights under this Agreement in connection with any sale or disposition of all or substantially all of the assets of any of them or any merger or consolidation of any of them.

5. Disclosure of Proprietary Information. Employee shall promptly disclose to the Company in such form and manner as the Company may reasonably require
(i) all operations, systems, services, methods, developments, inventions, improvements and other information or data pertaining to the business or activities of the Company as are conceived, originated, discovered or developed by Employee (whether or not copyrighted or patented) during the term of his employment with the company (whether before or after the Commencement
Date), and (ii) such information and data pertaining the business, operations, personnel, activities, financial affairs, and other information relating to the Company and its dealers, distributors, customers, suppliers and employees as may be reasonably required for the Company to operate its business. It is understood that such information is proprietary in nature and shall (as between the Company and executive) be for the exclusive use and benefit of the Company and shall be and remain the property of the Company. If so requested by the Company, Employee shall execute and deliver to the Company any instrument as the Company may reasonably request to effectuate the assignment of any such proprietary information to the Company.

6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, forwarded by overnight express (including but not limited to Federal Express, Airborne or similar service) and receipted for by the recipient or any agent of the recipient or mailed by registered or certified United Sates mail, postage prepaid and return receipt requested, or sent by facsimile transmission, to the following addresses or facsimile numbers (or to such other address or facsimile number of a party as shall have been specified to the other party by notice):

     (a)  if to the Company, or the Champion Companies, to:

               Champion Enterprises, Inc.
               2701 University Drive, Suite 320
               Auburn Hills, Michigan  48326-2566
               Attention: President and Chief Executive Officer
               Facsimile No. (248) 340-9395

     (b)  if to Employee:

               Philip C. Surles
               ________________
               ________________
               ________________


7. Miscellaneous. (a) This Agreement constitutes the sole and entire agreement between the Company and Employee with respect to the matters referred to herein and shall not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced.

     (b) This Agreement shall insure to the benefit of, and be binding upon
(i) the parties hereto and the Champion Companies, (ii) the successors and assigns of Employee and (iii) the successors and assigns of the Company and the Champion Companies.

     (c) The section headings appearing in the Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

     (d) It is agreed that a waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan (other than conflicts of laws principles). Any and all actions concerning any dispute arising under this agreement shall be filed and maintained only in the Oakland County Circuit Court, Pontiac, Michigan or U.S. District Court for the Eastern District of Michigan (Southern Division). If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

     Agreed to as of the date above first written.


                         CHAMPION ENTERPRISES, INC.


                         Walter R. Young, Jr.
                         Chairman of the Board, President
                         and Chief Executive Officer


                         Employee:


                         Philip C. Surles